Exhibit 99.1

CONTACT:	Investor Relations:	Lauren Babus
201-307-2100
investorrelations@hertz.com
	Media:	Richard Broome
201-307-2486
rbroome@hertz.com

HERTZ REPORTS SOLID SECOND QUARTER OPERATING RESULTS

•      Record second quarter worldwide revenues of $2.3 billion, up 4.6% year-over-year.

•      International revenues comprise 37.0% of total worldwide revenues, up from 32.4%.

•      Adjusted EPS for the quarter of $0.30 equal to second quarter 2007; GAAP EPS of $0.16 compared with $0.26 in 2007.

•      Levered cash flow of $305.0 million for the quarter, a significant year-over-year improvement; net cash provided by operating activities was $708.3 million.

Park Ridge, NJ (August 7, 2008) — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported record second quarter 2008 worldwide revenues of $2.3 billion, an increase of 4.6% over the prior year (0.4% in constant currency). Revenue growth outside of the United States is a key element of the Company’s diversification strategy, and revenues from international operations constituted 37.0% of worldwide revenues for the quarter, up from 32.4%.  Overall revenue growth was led by a 5.2% increase in worldwide car rental revenues for the quarter to a record $1.8 billion. Revenues from worldwide equipment rental were a record for the second quarter at $443.3 million, up 2.4% over the prior year period.

Adjusted pre-tax income(1) for the second quarter of 2008 was $154.7 million, a decrease of 1.6% compared with the second quarter of 2007, and income before income taxes and minority interest (“pre-tax income”), on a GAAP basis, was $93.0 million, a 34.0% decrease from $141.0 million of pre-tax income in the second quarter of 2007.  Corporate EBITDA(2) for the second quarter of 2008 was $378.3 million, an increase of 1.9% from 2007.

Second quarter 2008 adjusted net income(3) was $96.4 million, 1.0% lower than the second quarter of 2007, resulting in adjusted diluted earnings per share(3) for the quarter of $0.30,  the same as the prior year period, with net income, on a GAAP basis, for the quarter, of $51.2 million, or $0.16 per share on a diluted basis, compared with a net income of $83.7 million, or $0.26 per share on a diluted basis, for the second quarter of 2007. The decline in GAAP net income is attributable primarily to increased restructuring and restructuring-related costs, the non-cash write-off of deferred debt costs related to the European fleet financing arrangement and the change in the mark-to-market values on our interest rate derivative contracts. Also, in 2007 we benefited from a change in the vacation accrual reserve.

INCOME MEASUREMENTS, SECOND QUARTER 2008 & 2007

	Q2 2008			Q2 2007
(in millions, except per share amounts)	Pre-tax Income	Net Income	Diluted Earnings Per Share	Pre-tax Income	Net Income	Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 322.7M and 327.6M diluted shares)	$93.0	$51.2	$0.16	$141.0	$83.7	$0.26
Adjustments:
Purchase accounting	24.4			22.6
Non-cash debt charges	21.7			4.1
Restructuring and related charges	40.1			16.7
Gains on derivatives	(23.8)			(10.2)
Vacation accrual adjustment	(0.7)			(19.6)
Other	—			2.6
Adjusted pre-tax income	154.7	154.7		157.2	157.2
Assumed provision for income taxes at 34% and 35%		(52.6)			(55.0)
Minority interest		(5.7)			(4.8)
Earnings Measures, as adjusted (EPS based on 325.5M and 324.8M diluted shares)	$154.7	$96.4	$0.30	$157.2	$97.4	$0.30

The Company ended the second quarter of 2008 with total debt of $12.69 billion and net corporate debt(4) of $3.91 billion, compared with total debt of $12.45 billion and net corporate debt of $4.37 billion as of June 30, 2007, an improvement in net corporate debt of $455.9 million.  The reduction in net corporate debt during the second quarter is attributable to cash flows from earnings and reduced investments in car and equipment rental fleet growth.   The Company’s liquidity position remains strong and there is sufficient fleet debt capacity to meet 2008 fleet debt amortizations.  In addition, levered cash flow(4) for the quarter was $305.0 million, compared with $46.1 million in the second quarter of 2007, attributable primarily to improved international car rental fleet debt utilization and reduced equipment rental fleet requirements.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer said, “Despite significant economic headwinds in the U.S. and European consumer travel markets, we nearly matched last year’s profits for the second quarter because of our efficiency initiatives and especially strong performance by U.S. car rental which generated double-digit earnings growth in a difficult demand and pricing environment.  Our results were affected by inflation in key areas including fuel, vehicle damage and concession fees.  We are accelerating our efficiency initiatives and now expect to reduce expenses by $300 million dollars this year to help overcome higher inflation.  Additionally, we have generated $1.0 billion of levered cash flow over the past seven quarters, beating the target we set before the November 2006 IPO to generate a billion dollars of levered cash flow in 3 years. Net cash provided by operating activities for the same period was $5.3 billion.”

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were a record $1.8 billion for the second quarter of 2008, an increase of 5.2% over the prior year period. Transaction days for the quarter improved 1.4% [(2.2)% U.S.; 9.9% International] reflecting growth in the U.S. off-airport business and Europe. U.S. off-airport revenues for the second quarter increased 2.4% year-over-year, with transaction day growth of 1.9%. Rental rate revenue per transaction day(4) (“RPD”) for the quarter was 1.9% below the prior year period [(0.9)% U.S.; (5.1)% International].  U.S. pricing improved towards the end of the quarter as Hertz implemented two price increases to take advantage of the summer vacation travel season.

Worldwide car rental adjusted pre-tax income for the second quarter of 2008 was $149.4 million, compared with $142.9 million last year, an increase of 4.5%.  The improved result is attributable to cost initiatives, lower U.S. fleet costs and higher U.S. fleet utilization, partially offset by inflation in fuel and vehicle damage costs, as well as higher European fleet expenses.

The worldwide average number of Company-operated cars for the second quarter of 2008 was 474,900, an increase of 0.5% over the prior year period.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were $443.3 million for the second quarter of 2008, a 2.4% increase over the prior year period, while pricing decreased approximately 1.1%. HERC achieved solid growth outside of the non-residential construction business in the U.S. as well as strong double-digit growth in Canada, especially Western Canada where economic activity related to the oil industry remains strong.

Adjusted pre-tax income for the second quarter of 2008 was $85.5 million, compared with $96.7 million last year, primarily attributable to the effects of reduced volume growth and pricing, partially offset by cost management initiatives.

The average acquisition cost of rental equipment operated during the second quarter of 2008 increased by 8.3% year-over- year — compared with a 7.3% increase in the second quarter of 2007 over the prior year period — to $3.5 billion, and net revenue earning equipment as of June 30, 2008 was $2.6 billion, a 3.5% decrease from the amount as of December 31, 2007.

OUTLOOK

For the full year 2008, and based on current visibility of economic conditions, the Company now forecasts total revenues of $8.7 billion to $8.8 billion. Corporate EBITDA is projected to be in the range of $1.40 billion to $1.465 billion; Adjusted pre-tax income in the range of $550 million to $600 million; Adjusted net income of between $340 million and $375 million, adjusted earnings per share are projected to be between $1.05 and $1.15, (using the normalized tax rate of 34% and 325.5 million shares, the number of diluted shares outstanding for the year ended December 31, 2007), and  levered cash flows(4) of between $550 million and $650 million.(5)

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for the second quarter 2008 as the Company.  Hertz’s second quarter 2008 pre-tax income and net income were, however, slightly lower than those of the Company primarily because of additional interest expense recognized by Hertz on an inter-company loan from the Company.

(1)Adjusted pre-tax income, a non-GAAP measure of profitability, represents pre-tax income plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items. See the accompanying reconciliations.

(2) Corporate EBITDA, a non-GAAP measure of profitability, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. See the accompanying reconciliations.

(3) Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax income amount less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2008 and 35% in 2007) and minority interest.  Adjusted diluted earnings per share is calculated as adjusted net income divided by the pro forma number of shares outstanding (325.5 million in 2008 and 324.8 million in 2007).  See the accompanying reconciliations.

(4)Net corporate debt, levered after-tax cash flow after fleet growth (“levered cash flow”) and rental rate revenue per transaction day are non-GAAP measures.  See the accompanying reconciliations.

 (5) Management believes that adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are useful in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to each of adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are pre-tax income, cash flows from operating activities and net income. Because of the forward-looking nature of the Company’s forecasted adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income, specific quantifications of the amounts that would be required to reconcile forecasted pre-tax income, cash flows from operating activities and net income to forecasted adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are not available. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures, primarily related to fair value accounting for its financial assets (which includes the Company’s derivative financial instruments), its income tax reporting and certain adjustments made in order to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations.  Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted pre-tax income, cash flows from operating activities and net income would imply a degree of precision that could be confusing or misleading to investors for the reasons identified above.

CONFERENCE CALL INFORMATION

The Company’s second quarter 2008 earnings conference call will be held on Friday, August 8, 2008, at 10:00 a.m. (EDT). To access the conference call live, dial 800-230-1074 (U.S.) or 612-332-0107 (International) using the pass code 930051 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay through August 15, 2008 by calling 800-475-6701 (U.S.) or 320-365-3844 (International) using the pass code 930051. The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 8,100 locations in 147 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Australia and New Zealand.  In addition the Company has licensee locations in cities and airports in Africa, Asia and the Middle East. Product and service initiatives such as Hertz #1 Club Gold, NeverLost® customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through the Company’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers through more than 360 branches in the United States, Canada, France and Spain.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, or the “SEC,” on February 29, 2008, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008, as filed with the SEC on May 9, 2008, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2008 and 2007
Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three and Six Months Ended June 30, 2008 and 2007
Table 3:	Segment and Other Information for the Three and Six Months Ended June 30, 2008 and 2007
Table 4:	Selected Operating and Financial Data as of or for the Three and Six Months Ended June 30, 2008 compared to the prior year period
Table 5:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) for the Three and Six Months Ended June 30, 2008 and 2007
Table 6:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Three and Six Months Ended June 30, 2008 and 2007

Table 7:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) to Corporate EBITDA for the Three and Six Months Ended June 30, 2008 and 2007
Table 8:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA, Net Corporate Debt and Net Fleet Debt as of June 30, 2008 and 2007 and December 31, 2007, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue for the Three and Six Months Ended June 30, 2008 and 2007

Table 9:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Twelve Months Ended June 30, 2008 and 2007, and the Three Months Ended December 31, 2006.

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent
	June 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$2,275.3	$2,175.7	100.0%	100.0%

Expenses:
Direct operating	1,278.5	1,164.7	56.2%	53.5%
Depreciation of revenue earning equipment	529.9	496.1	23.3%	22.8%
Selling, general and administrative	168.0	182.4	7.4%	8.4%
Interest, net of interest income	205.9	191.5	9.0%	8.8%
Total expenses	2,182.3	2,034.7	95.9%	93.5%
Income before income taxes and minority interest	93.0	141.0	4.1%	6.5%
Provision for taxes on income	(36.1)	(52.5)	(1.6)%	(2.4)%
Minority interest	(5.7)	(4.8)	(0.2)%	(0.2)%
Net income	$51.2	$83.7	2.3%	3.9%

Weighted average number of shares outstanding:
Basic	322.7	320.9
Diluted	322.7	327.6

Earnings per share:
Basic	$0.16	$0.26
Diluted	$0.16	$0.26

	Six Months Ended		As a Percent
	June 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$4,314.4	$4,097.2	100.0%	100.0%

Expenses:
Direct operating	2,450.1	2,279.0	56.8%	55.6%
Depreciation of revenue earning equipment	1,063.7	963.9	24.6%	23.5%
Selling, general and administrative	361.4	382.8	8.4%	9.4%
Interest, net of interest income	402.1	421.1	9.3%	10.3%
Total expenses	4,277.3	4,046.8	99.1%	98.8%
Income before income taxes and minority interest	37.1	50.4	0.9%	1.2%
Provision for taxes on income	(33.1)	(20.4)	(0.8)%	(0.5)%
Minority interest	(10.5)	(8.9)	(0.2)%	(0.2)%
Net income (loss)	$(6.5)	$21.1	(0.1)%	0.5%

Weighted average number of shares outstanding:
Basic	322.5	320.8
Diluted	322.5	324.1

Earnings (loss) per share:
Basic	$(0.02)	$0.07
Diluted	$(0.02)	$0.07

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,275.3	$—		$2,275.3	$2,175.7	$—		$2,175.7

Expenses:
Direct operating	1,278.5	(47.7	)(a)	1,230.8	1,164.7	(14.0	)(a)	1,150.7
Depreciation of revenue earning equipment	529.9	(4.6	)(b)	525.3	496.1	(4.2	)(b)	491.9
Selling, general and administrative	168.0	12.3	(c)	180.3	182.4	6.1	(c)	188.5
Interest, net of interest income	205.9	(21.7	)(d)	184.2	191.5	(4.1	)(d)	187.4
Total expenses	2,182.3	(61.7)		2,120.6	2,034.7	(16.2)		2,018.5
Income before income taxes and minority interest	93.0	61.7		154.7	141.0	16.2		157.2
Provision for taxes on income	(36.1)	(16.5	)(e)	(52.6)	(52.5)	(2.5	)(e)	(55.0)
Minority interest	(5.7)	—		(5.7)	(4.8)	—		(4.8)
Net income	$51.2	$45.2		$96.4	$83.7	$13.7		$97.4

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$4,314.4	$—		$4,314.4	$4,097.2	$—		$4,097.2

Expenses:
Direct operating	2,450.1	(80.1	)(a)	2,370.0	2,279.0	(45.5	)(a)	2,233.5
Depreciation of revenue earning equipment	1,063.7	(9.6	)(b)	1,054.1	963.9	(8.5	)(b)	955.4
Selling, general and administrative	361.4	(8.7	)(c)	352.7	382.8	(16.4	)(c)	366.4
Interest, net of interest income	402.1	(36.2	)(d)	365.9	421.1	(52.5	)(d)	368.6
Total expenses	4,277.3	(134.6)		4,142.7	4,046.8	(122.9)		3,923.9
Income before income taxes and minority interest	37.1	134.6		171.7	50.4	122.9		173.3
Provision for taxes on income	(33.1)	(25.3	)(e)	(58.4)	(20.4)	(40.3	)(e)	(60.7)
Minority interest	(10.5)	—		(10.5)	(8.9)	—		(8.9)
Net income (loss)	$(6.5)	$109.3		$102.8	$21.1	$82.6		$103.7

(a)     Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended June 30, 2008 and 2007, also includes restructuring and restructuring related charges of $28.8 million and $12.0 million, respectively.  For the six months ended June 30, 2008 and 2007, also includes restructuring and restructuring related charges of $38.5 million and $24.9 million, respectively.  For the three months ended June 30, 2008 and 2007, also includes vacation accrual adjustments of $(0.7) million and $(16.1) million, respectively.   For the six months ended June 30, 2008 and 2007, also includes vacation accrual adjustments of $2.4 million and $(16.1) million, respectively.

(b)     Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)     For the three months ended June 30, 2008 and 2007, also includes restructuring and restructuring related charges of $11.3 million and $4.7 million, respectively.  For the six months ended June 30, 2008 and 2007, also includes restructuring and related charges of $24.7 million and $24.4 million, respectively.  For the three and six months ended June 30, 2008 and 2007, also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)     Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three and six months ended June 30, 2008, also includes $2.7 million and $5.0 million, respectively, associated with the ineffectiveness of our interest rate swaps.  For the three months ended June 30, 2007, also includes $12.8 million associated with the reversal of the ineffectiveness of our interest rate swaps originally recorded in the three months ended March 31, 2007 and for the six months ended June 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.  Total adjusted interest, net of interest income, for the three and six months ended June 30, 2008, consists of net corporate cash interest of $65.8 million and $130.3 million, respectively,  and net fleet interest of $118.4 million and $235.6 million, respectively, and for the three and six months ended June 30, 2007, net corporate interest of $68.6 million and $142.6 million, respectively, and net fleet interest of $118.8 million and $226.0 million, respectively.

(e)     Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Car rental	$1,830.2	$1,740.3	$3,456.3	$3,270.0
Equipment rental	443.3	433.0	854.3	822.9
Other reconciling items	1.8	2.4	3.8	4.3
	$2,275.3	$2,175.7	$4,314.4	$4,097.2

Depreciation of property and equipment:
Car rental	$34.2	$33.8	$64.6	$68.0
Equipment rental	10.4	9.9	21.1	19.8
Other reconciling items	1.4	1.6	3.1	3.2
	$46.0	$45.3	$88.8	$91.0

Amortization of other intangible assets:
Car rental	$8.7	$7.3	$17.0	$14.6
Equipment rental	8.1	8.1	16.2	16.2
	$16.8	$15.4	$33.2	$30.8

Income (loss) before income taxes and minority interest:
Car rental	$129.4	$145.5	$123.6	$128.7
Equipment rental	52.2	83.8	91.6	129.8
Other reconciling items	(88.6)	(88.3)	(178.1)	(208.1)
	$93.0	$141.0	$37.1	$50.4

Corporate EBITDA (a) (b):
Car rental	$180.8	$177.6	$246.2	$251.0
Equipment rental	197.7	202.0	378.8	376.4
Other reconciling items	(0.2)	(8.5)	(21.5)	(18.6)
	$378.3	$371.1	$603.5	$608.8

Adjusted pre-tax income (loss) (a) (b):
Car rental	$149.4	$142.9	$188.7	$179.8
Equipment rental	85.5	96.7	144.8	162.3
Other reconciling items	(80.2)	(82.4)	(161.8)	(168.8)
	$154.7	$157.2	$171.7	$173.3

Adjusted net income (loss) (a) (b):
Car rental	$98.6	$92.9	$124.5	$116.9
Equipment rental	56.4	62.9	95.6	105.5
Other reconciling items	(58.6)	(58.4)	(117.3)	(118.7)
	$96.4	$97.4	$102.8	$103.7

Pro forma diluted number of shares outstanding (a)	325.5	324.8	325.5	324.8

Adjusted diluted earnings per share (a)	$0.30	$0.30	$0.32	$0.32

(a)        Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)        In 2008, the Company has reclassified its 2007 realized and unrealized gains/losses on derivatives from “other reconciling items” to “car rental.”  See Tables 5 through 7.

Note:   “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 through 7.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of June 30,	prior year	of June 30,	prior year
	2008	period	2008	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,460	(2.4)%	14,025	(2.0)%
Domestic	5,416	(5.7)%	10,316	(4.6)%
International	2,044	7.7%	3,709	6.2%

Worldwide transaction days (in thousands)	33,279	1.4%	63,517	2.9%
Domestic	22,477	(2.2)%	43,740	(0.2)%
International	10,802	9.9%	19,777	10.5%

Worldwide rental rate revenue per transaction day (a)	$44.94	(1.9)%	$44.94	(2.3)%
Domestic	$42.10	(0.9)%	$42.58	(1.9)%
International (b)	$50.85	(5.1)%	$50.15	(4.1)%

Worldwide average number of company-operated cars during period	474,900	0.5%	456,200	1.8%
Domestic	316,000	(3.1)%	310,200	(1.3)%
International	158,900	8.5%	146,000	9.2%

Worldwide revenue earning equipment, net (in millions)	$9,498.3	3.0%	$9,498.3	3.0%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$387.4	(1.5)%	$755.0	0.1%
Same store revenue growth, including initiatives (a) (b)	-1.1%	N/M	-0.8%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,476.7	8.3%	$3,478.8	10.2%
Revenue earning equipment, net (in millions)	$2,601.8	1.0%	$2,601.8	1.0%

Other Financial Data (in millions)

Cash flows provided by operating activities	$708.3	(34.2)%	$1,836.5	(16.5)%
Levered after-tax cash flow before fleet growth (a)	74.9	(79.0)%	395.7	(50.3)%
Levered after-tax cash flow after fleet growth (a)	305.0	561.6%	72.3	(57.2)%
EBITDA (a)	885.9	0.2%	1,614.4	4.3%
Corporate EBITDA (a)	378.3	1.9%	603.5	(0.9)%

	June 30,	December 31,
	2008	2007
Selected Balance Sheet Data (in millions)
Cash and equivalents	$811.4	$730.2
Total revenue earning equipment, net	12,100.1	10,307.9
Total assets	20,690.9	19,255.7
Total debt	12,693.8	11,960.1
Net corporate debt (a)	3,912.4	3,984.7
Net fleet debt (a)	7,808.6	6,584.2
Stockholders’ equity	2,975.8	2,913.4

(a)     Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)     Based on 12/31/07 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,830.2	$443.3	$1.8	$2,275.3	$1,740.3	$433.0	$2.4	$2,175.7
Expenses:
Direct operating and selling, general and administrative	1,145.5	281.4	19.6	1,446.5	1,080.1	245.4	21.6	1,347.1
Depreciation of revenue earning equipment	448.2	81.7	—	529.9	426.9	69.2	—	496.1
Interest, net of interest income	107.1	28.0	70.8	205.9	87.8	34.6	69.1	191.5
Total expenses	1,700.8	391.1	90.4	2,182.3	1,594.8	349.2	90.7	2,034.7
Income (loss) before income taxes and minority interest	129.4	52.2	(88.6)	93.0	145.5	83.8	(88.3)	141.0
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.3	9.0	0.5	19.8	9.1	8.7	0.5	18.3
Depreciation of revenue earning equipment	—	4.6	—	4.6	(0.8)	5.1	—	4.3
Non-cash debt charges (b)	15.8	2.7	3.2	21.7	(1.5)	2.7	2.9	4.1
Restructuring charges (c)	12.5	16.7	3.5	32.7	14.7	1.2	0.8	16.7
Restructuring related charges (c)	5.7	0.5	1.2	7.4	—	—	—	—
Vacation accrual adjustment (c)	(0.5)	(0.2)	—	(0.7)	(13.9)	(4.8)	(0.9)	(19.6)
Unrealized gain on derivative (d)	(9.0)	—	—	(9.0)	(10.2)	—	—	(10.2)
Realized gain on derivative (d)	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	—	—	—	—	0.6	0.6
Adjusted pre-tax income (loss)	149.4	85.5	(80.2)	154.7	142.9	96.7	(82.4)	157.2
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(50.8)	(29.1)	27.3	(52.6)	(50.0)	(33.8)	28.8	(55.0)
Minority interest	—	—	(5.7)	(5.7)	—	—	(4.8)	(4.8)
Adjusted net income (loss)	$98.6	$56.4	$(58.6)	$96.4	$92.9	$62.9	$(58.4)	$97.4

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.30				$0.30

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$3,456.3	$854.3	$3.8	$4,314.4	$3,270.0	$822.9	$4.3	$4,097.2
Expenses:
Direct operating and selling, general and administrative	2,237.6	533.0	40.9	2,811.5	2,125.3	482.4	54.1	2,661.8
Depreciation of revenue earning equipment	895.5	168.2	—	1,063.7	822.8	141.1	—	963.9
Interest, net of interest income	199.6	61.5	141.0	402.1	193.2	69.6	158.3	421.1
Total expenses	3,332.7	762.7	181.9	4,277.3	3,141.3	693.1	212.4	4,046.8
Income (loss) before income taxes and minority interest	123.6	91.6	(178.1)	37.1	128.7	129.8	(208.1)	50.4
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	20.7	17.9	1.0	39.6	18.7	17.5	0.9	37.1
Depreciation of revenue earning equipment	(0.1)	9.7	—	9.6	(2.7)	11.3	—	8.6
Non-cash debt charges (b)	24.4	5.4	6.4	36.2	24.8	5.5	22.2	52.5
Restructuring charges (c)	28.3	18.4	5.6	52.3	34.4	3.0	11.9	49.3
Restructuring related charges (c)	7.8	1.2	1.9	10.9	—	—	—	—
Vacation accrual adjustment (c)	1.8	0.6	0.1	2.5	(13.9)	(4.8)	(0.9)	(19.6)
Unrealized gain on derivative (d)	(3.0)	—	—	(3.0)	(10.2)	—	—	(10.2)
Realized gain on derivative (d)	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	1.3	1.3	—	—	3.2	3.2
Adjusted pre-tax income (loss)	188.7	144.8	(161.8)	171.7	179.8	162.3	(168.8)	173.3
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(64.2)	(49.2)	55.0	(58.4)	(62.9)	(56.8)	59.0	(60.7)
Minority interest	—	—	(10.5)	(10.5)	—	—	(8.9)	(8.9)
Adjusted net income (loss)	$124.5	$95.6	$(117.3)	$102.8	$116.9	$105.5	$(118.7)	$103.7

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.32				$0.32

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and six months ended June 30, 2008, also includes $2.7 million and $5.0 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three months ended June 30, 2007, also includes $12.8 million associated with the reversal of the ineffectiveness of our interest rate swaps originally recorded in the three months ended March 31, 2007 and for the six months ended June 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$129.4	$52.2	$(88.6)	$93.0	$145.5	$83.8	$(88.3)	$141.0
Depreciation and amortization	491.1	100.2	1.4	592.7	468.0	87.2	1.6	556.8
Interest, net of interest income	107.1	28.0	70.8	205.9	87.8	34.6	69.1	191.5
Minority interest	—	—	(5.7)	(5.7)	—	—	(4.8)	(4.8)
EBITDA	727.6	180.4	(22.1)	885.9	701.3	205.6	(22.4)	884.5
Adjustments:
Car rental fleet interest	(108.3)	—	—	(108.3)	(85.4)	—	—	(85.4)
Car rental fleet depreciation	(448.2)	—	—	(448.2)	(426.9)	—	—	(426.9)
Non-cash expenses and charges (a)	6.8	0.3	17.2	24.3	(12.2)	—	11.4	(0.8)
Extraordinary, unusual or non-recurring gains and losses (b)	2.9	17.0	4.7	24.6	0.8	(3.6)	2.5	(0.3)
Corporate EBITDA	$180.8	$197.7	$(0.2)	378.3	$177.6	$202.0	$(8.5)	371.1
Equipment rental maintenance capital expenditures, net				(73.4)				(61.6)
Non-fleet capital expenditures, net				(47.0)				(52.9)
Changes in working capital				(17.8)				192.0
Changes in other assets and liabilities				(70.1)				10.7
Unlevered pre-tax cash flow (c)				170.0				459.3
Corporate net cash interest				(89.1)				(97.8)
Corporate cash taxes				(6.0)				(4.6)
Levered after-tax cash flow before fleet growth (c)				74.9				356.9
Equipment rental fleet growth capital expenditures				34.2				(162.5)
Car rental net fleet equity requirement				195.9				(148.3)
Levered after-tax cash flow after fleet growth (c)				$305.0				$46.1

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other			Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$123.6	$91.6	$(178.1)	$37.1	$128.7	$129.8	$(208.1)	$50.4
Depreciation and amortization	977.1	205.5	3.1	1,185.7	905.4	177.1	3.2	1,085.7
Interest, net of interest income	199.6	61.5	141.0	402.1	193.2	69.6	158.3	421.1
Minority interest	—	—	(10.5)	(10.5)	—	—	(8.9)	(8.9)
EBITDA	1,300.3	358.6	(44.5)	1,614.4	1,227.3	376.5	(55.5)	1,548.3
Adjustments:
Car rental fleet interest	(202.3)	—	—	(202.3)	(188.2)	—	—	(188.2)
Car rental fleet depreciation	(895.5)	—	—	(895.5)	(822.8)	—	—	(822.8)
Non-cash expenses and charges (a)	20.6	—	14.1	34.7	14.2	1.7	20.7	36.6
Extraordinary, unusual or non-recurring gains and losses (b)	23.1	20.2	8.9	52.2	20.5	(1.8)	16.2	34.9
Corporate EBITDA	$246.2	$378.8	$(21.5)	603.5	$251.0	$376.4	$(18.6)	608.8
Equipment rental maintenance capital expenditures, net				(151.5)				(124.2)
Non-fleet capital expenditures, net				(94.3)				(84.2)
Changes in working capital				331.3				638.0
Changes in other assets and liabilities				(95.2)				(33.5)
Unlevered pre-tax cash flow (c)				593.8				1,004.9
Corporate net cash interest				(183.2)				(200.7)
Corporate cash taxes				(14.9)				(7.8)
Levered after-tax cash flow before fleet growth (c)				395.7				796.4
Equipment rental fleet growth capital expenditures				86.6				(154.8)
Car rental net fleet equity requirement				(410.0)				(472.6)
Levered after-tax cash flow after fleet growth (c)				$72.3				$169.0

Table 6 (pg. 2)

(a)              As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$15.4	$—	$—	$15.4	$(2.0)	$—	$—	$(2.0)
Non-cash stock-based employee compensation charges	—	—	7.5	7.5	—	—	7.7	7.7
Non-cash charges for workers’ compensation	0.4	0.3	—	0.7	—	—	—	—
Non-cash charges for pension	—	—	4.5	4.5	—	—	0.4	0.4
Non-cash charges for public liability and property damage	—	—	5.2	5.2	—	—	3.3	3.3
Unrealized gain on derivative	(9.0)	—	—	(9.0)	(10.2)	—	—	(10.2)
Total non-cash expenses and charges	$6.8	$0.3	$17.2	$24.3	$(12.2)	$—	$11.4	$(0.8)

NON-CASH EXPENSES AND CHARGES

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$23.6	$—	$—	$23.6	$23.7	$—	$—	$23.7
Non-cash stock-based employee compensation charges	—	—	13.5	13.5	—	—	13.8	13.8
Non-cash charges for workers’ compensation	—	—	—	—	0.4	1.7	0.1	2.2
Non-cash charges for pension	—	—	0.6	0.6	—	—	1.7	1.7
Non-cash charges for public liability and property damage	—	—	—	—	—	—	5.1	5.1
Unrealized gain on derivative	(3.0)	—	—	(3.0)	(9.9)	—	—	(9.9)
Total non-cash expenses and charges	$20.6	$—	$14.1	$34.7	$14.2	$1.7	$20.7	$36.6

(b)     As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$12.5	$16.7	$3.5	$32.7	$14.7	$1.2	$0.8	$16.7
Restructuring related charges	5.7	0.5	1.2	7.4	—	—	—	—
Vacation accrual adjustment	(0.5)	(0.2)	—	(0.7)	(13.9)	(4.8)	(0.9)	(19.6)
Realized gain on derivative	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	—	—	—	—	0.6	0.6
Total extraordinary, unusual or non-recurring items	$2.9	$17.0	$4.7	$24.6	$0.8	$(3.6)	$2.5	$(0.3)

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$28.3	$18.4	$5.6	$52.3	$34.4	$3.0	$11.9	$49.3
Restructuring related charges	7.8	1.2	1.9	10.9	—	—	—	—
Vacation accrual adjustment	1.8	0.6	0.1	2.5	(13.9)	(4.8)	(0.9)	(19.6)
Realized gain on derivative	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	1.3	1.3	—	—	3.2	3.2
Total extraordinary, unusual or non-recurring items	$23.1	$20.2	$8.9	$52.2	$20.5	$(1.8)	$16.2	$34.9

(c)     Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$149.4	$85.5	$(80.2)	$154.7	$142.9	$96.7	$(82.4)	$157.2
Depreciation of property and equipment	34.2	10.4	1.4	46.0	33.8	9.9	1.6	45.3
Amortization of other intangible assets	8.7	8.1	—	16.8	7.3	8.1	—	15.4
Equipment rental fleet depreciation	—	81.7	—	81.7	—	69.2	—	69.2
Interest, net of interest income	107.1	28.0	70.8	205.9	87.8	34.6	69.1	191.5
Car rental fleet interest	(108.3)	—	—	(108.3)	(85.4)	—	—	(85.4)
Non-cash debt charges	(15.8)	(2.7)	(3.2)	(21.7)	1.5	(2.7)	(2.9)	(4.1)
Non-cash amortization of debt costs included in car rental fleet interest	15.4	—	—	15.4	(2.0)	—	—	(2.0)
Purchase accounting	(10.3)	(13.6)	(0.5)	(24.4)	(8.3)	(13.8)	(0.5)	(22.6)
Non-cash stock-based employee compensation charges	—	—	7.5	7.5	—	—	7.7	7.7
Non-cash charges for workers’ compensation	0.4	0.3	—	0.7	—	—	—	—
Non-cash charges for pension	—	—	4.5	4.5	—	—	0.4	0.4
Non-cash charges for public liability and property damage	—	—	5.2	5.2	—	—	3.3	3.3
Minority interest	—	—	(5.7)	(5.7)	—	—	(4.8)	(4.8)
Corporate EBITDA (a)	$180.8	$197.7	$(0.2)	$378.3	$177.6	$202.0	$(8.5)	$371.1

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$188.7	$144.8	$(161.8)	$171.7	$179.8	$162.3	$(168.8)	$173.3
Depreciation of property and equipment	64.6	21.1	3.1	88.8	68.0	19.8	3.2	91.0
Amortization of other intangible assets	17.0	16.2	—	33.2	14.6	16.2	—	30.8
Equipment rental fleet depreciation	—	168.2	—	168.2	—	141.1	—	141.1
Interest, net of interest income	199.6	61.5	141.0	402.1	193.2	69.6	158.3	421.1
Car rental fleet interest	(202.3)	—	—	(202.3)	(188.2)	—	—	(188.2)
Non-cash debt charges	(24.4)	(5.4)	(6.4)	(36.2)	(24.8)	(5.5)	(22.2)	(52.5)
Non-cash amortization of debt costs included in car rental fleet interest	23.6	—	—	23.6	23.7	—	—	23.7
Purchase accounting	(20.6)	(27.6)	(1.0)	(49.2)	(16.0)	(28.8)	(0.9)	(45.7)
Non-cash stock-based employee compensation charges	—	—	13.5	13.5	—	—	13.8	13.8
Non-cash charges for workers’ compensation	—	—	—	—	0.4	1.7	0.1	2.2
Non-cash charges for pension	—	—	0.6	0.6	—	—	1.7	1.7
Non-cash charges for public liability and property damage	—	—	—	—	—	—	5.1	5.1
Unrealized loss on derivative	—	—	—	—	0.3	—	—	0.3
Minority interest	—	—	(10.5)	(10.5)	—	—	(8.9)	(8.9)
Corporate EBITDA (a)	$246.2	$378.8	$(21.5)	$603.5	$251.0	$376.4	$(18.6)	$608.8

(a)     Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net cash provided by operating activities	$708.3	$1,076.1	$1,836.5	$2,199.5
Amortization of debt and debt modification costs	(19.0)	(16.8)	(31.2)	(52.4)
Provision for losses on doubtful accounts	(7.3)	(3.4)	(13.3)	(6.3)
Unrealized gain on derivative	9.0	10.2	3.0	9.9
Gain on sale of property and equipment	2.2	1.6	7.6	3.0
Gain (loss) on ineffectiveness of interest rate swaps	(2.7)	12.8	(5.0)	—
Stock-based employee compensation charges	(7.5)	(7.7)	(13.5)	(13.8)
Asset writedowns	(10.6)	—	(10.6)	—
Minority interest	(5.7)	(4.8)	(10.5)	(8.9)
Deferred income taxes	(33.6)	(40.1)	(20.8)	(15.9)
Provision for taxes on income	36.1	52.5	33.1	20.4
Interest, net of interest income	205.9	191.5	402.1	421.1
Net changes in assets and liabilities	10.8	(387.4)	(563.0)	(1,008.3)
EBITDA	$885.9	$884.5	$1,614.4	$1,548.3

NET CORPORATE DEBT AND NET FLEET DEBT

	June 30,	December 31,	June 30,
	2008	2007	2007

Corporate Debt
Debt, less:	$12,693.8	$11,960.1	$12,452.5
U.S Fleet Debt and Pre-Acquisition Notes	4,698.0	4,603.5	5,198.2
International Fleet Debt	2,338.4	1,912.4	1,937.4
U.K. Leveraged Financing	311.1	222.7	—
Fleet Financing Facility	158.1	170.4	178.1
Canadian Fleet Financing Facility	245.0	155.4	223.4
Other International Facilities	116.4	92.9	81.6
Fleet Debt	$7,867.0	$7,157.3	$7,618.7
Corporate Debt	$4,826.8	$4,802.8	$4,833.8

Corporate Restricted Cash
Restricted Cash, less:	$161.4	$661.0	$212.2
Restricted Cash Associated with Fleet Debt	(58.4)	(573.1)	(148.3)
Corporate Restricted Cash	$103.0	$87.9	$63.9

Net Corporate Debt
Corporate Debt, less:	$4,826.8	$4,802.8	$4,833.8
Cash and Equivalents	(811.4)	(730.2)	(401.6)
Corporate Restricted Cash	(103.0)	(87.9)	(63.9)
Net Corporate Debt	$3,912.4	$3,984.7	$4,368.3

Net Fleet Debt
Fleet Debt, less:	$7,867.0	$7,157.3	$7,618.7
Restricted Cash Associated with Fleet Debt	(58.4)	(573.1)	(148.3)
Net Fleet Debt	$7,808.6	$6,584.2	$7,470.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Car rental revenue per statement of operations (b)	$1,795.8	$1,711.7	$3,393.8	$3,216.8
Non-rental rate revenue (c)	(270.7)	(253.5)	(499.0)	(471.0)
Foreign currency adjustment	(29.6)	45.7	(40.4)	92.7
Rental rate revenue	$1,495.5	$1,503.9	$2,854.4	$2,838.5
Transactions days (in thousands)	33,279	32,817	63,517	61,729
Rental rate revenue per transaction day (in whole dollars)	$44.94	$45.83	$44.94	$45.98

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Equipment rental revenue per statement of operations	$443.1	$432.8	$853.9	$822.6
Equipment sales and other revenue	(50.9)	(49.5)	(92.6)	(91.3)
Foreign currency adjustment	(4.8)	9.9	(6.3)	23.0
Rental and rental related revenue	$387.4	$393.2	$755.0	$754.3

(a)               Based on 12/31/07 foreign exchange rates.

(b)              Includes U.S. off-airport revenues of $244.1 million and $238.4 million for the three months ended June 30, 2008 and 2007, respectively, and $476.5 million and $456.4 million for the six months ended June 30, 2008 and 2007, respectively.

(c)               Consists of domestic revenues of $182.9 million and $171.8 million and international revenues of $87.8 million and $81.7 million for the three months ended June 30, 2008 and 2007, respectively, and domestic revenues of $343.0 million and $324.4 million and international revenues of $156.0 million and $146.6 million for the six months ended June 30, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	C-B+A	A	B	C
	Last Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2008	2008	2007	2007

Income before income taxes and minority interest	$373.5	$37.1	$50.4	$386.8
Depreciation and amortization	2,343.1	1,185.7	1,085.7	2,243.1
Interest, net of interest income	856.4	402.1	421.1	875.4
Minority interest	(21.3)	(10.5)	(8.9)	(19.7)
EBITDA	3,551.7	1,614.4	1,548.3	3,485.6
Adjustments:
Car rental fleet interest	(441.9)	(202.3)	(188.2)	(427.8)
Car rental fleet depreciation	(1,768.1)	(895.5)	(822.8)	(1,695.4)
Non-cash expenses and charges	100.3	34.7	36.6	102.2
Non-cash expenses and charges to arrive at LTM (a)	4.7	—	—	—
Extraordinary, unusual or non-recurring gains and losses	94.2	52.2	34.9	76.9
Corporate EBITDA	1,540.9	603.5	608.8	1,541.5
Equipment rental maintenance capital expenditures, net	(300.1)	(151.5)	(124.2)	(272.8)
Non-fleet capital expenditures, net	(164.7)	(94.3)	(84.2)	(154.6)
Changes in working capital (b)	(73.3)	331.3	638.0	233.4
Changes in other assets and liabilities (b)	(139.0)	(95.2)	(33.5)	(77.3)
Changes in other assets and liabilities to arrive at LTM (a)	(4.7)	—	—	—
Unlevered pre-tax cash flow (c)	859.1	593.8	1,004.9	1,270.2
Corporate net cash interest	(382.1)	(183.2)	(200.7)	(399.6)
Corporate cash taxes	(35.4)	(14.9)	(7.8)	(28.3)
Levered after-tax cash flow before fleet growth (c)	441.6	395.7	796.4	842.3
Equipment rental fleet growth capital expenditures	(40.4)	86.6	(154.8)	(281.8)
Car rental net fleet equity requirement	54.7	(410.0)	(472.6)	(7.9)
Levered after-tax cash flow after fleet growth (c)	$455.9	$72.3	$169.0	$552.6

Table 9 (pg. 2)

	C-B+A	A	B	C
	Last Twelve	Six	Six		Three
	Months Ended	Months Ended	Months Ended	Year Ended	Months Ended
	June 30,	June 30,	June 30,	December 31,	December 31,
	2007	2007	2006	2006	2006

Income (loss) before income taxes and minority interest	$257.0	$50.4	$(6.0)	$200.6	$42.7
Depreciation and amortization	2,128.0	1,085.7	973.8	2,016.1	510.4
Interest, net of interest income	898.9	421.1	422.9	900.7	228.1
Minority interest	(18.3)	(8.9)	(7.3)	(16.7)	(4.4)
EBITDA	3,265.6	1,548.3	1,383.4	3,100.7	776.8
Adjustments:
Car rental fleet interest	(391.9)	(188.2)	(196.3)	(400.0)	(95.9)
Car rental fleet depreciation	(1,585.8)	(822.8)	(716.6)	(1,479.6)	(369.5)
Non-cash expenses and charges	102.3	36.6	64.9	130.6	29.0
Non-cash expenses and charges to arrive at LTM (a)	(3.5)	—	—	—	—
Extraordinary, unusual or non-recurring gains and losses	64.1	34.9	(5.4)	23.8	25.0
Sponsors’ fees	1.5	—	1.7	3.2	0.7
Corporate EBITDA	1,452.3	608.8	531.7	1,378.7	366.1
Equipment rental maintenance capital expenditures, net	(251.5)	(124.2)	(109.2)	(236.5)	(63.2)
Non-fleet capital expenditures, net	(148.1)	(84.2)	(111.4)	(175.3)	(33.6)
Changes in working capital	246.8	638.0	406.5	15.3	100.6
Changes in other assets and liabilities	(139.2)	(33.5)	18.3	(87.4)	(94.7)
Changes in other assets and liabilities to arrive at LTM (a)	3.5	—	—	—	—
Unlevered pre-tax cash flow (c)	1,163.8	1,004.9	735.9	894.8	275.2
Corporate net cash interest	(418.7)	(200.7)	(212.3)	(430.3)	(107.6)
Corporate cash taxes	(29.4)	(7.8)	(12.0)	(33.6)	(17.1)
Levered after-tax cash flow before fleet growth (c)	715.7	796.4	511.6	430.9	150.5
Equipment rental fleet growth capital expenditures	(144.1)	(154.8)	(403.6)	(392.9)	74.5
Car rental net fleet equity requirement	339.7	(472.6)	(566.1)	246.2	163.3
Levered after-tax cash flow after fleet growth (c)	$911.3	$169.0	$(458.1)	$284.2	$388.3

(a)               Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.  The offsetting adjustment goes into the “changes in other assets and liabilities” line.

(b)              In 2008, the Company has reclassified its December 31, 2007 interest rate swap liability from “changes in working capital” to “changes in other assets and liabilities.”  All prior period interest rate swap balances were assets and already included within “changes in other assets and liabilities.”

(c)               Amounts include the effect of fluctuations in foreign currency.